Exhibit (c)(3)

Preliminary and Illustrative
Subject to Review and Refinement

Project Spark | Preliminary Financial Analysis

August 31, 2026

P / W / P
/ PERELLA WEINBERG PARTNERS

Executive Summary

- **Spark has undertaken a potential sale process which launched on June 20th**
  - 10 lead GPs, 6 non-lead GPs, and 3 LP co-investors participated in the first round of the process; only financial sponsors were contacted to participate in the process
  - Process was leaked in an industry publication on June 17th
- **On July 27th, Spark received 6 IOIs with value ranging from $24.00 – $31.75 per share**
  - Spark selected 3 parties ([redacted], [redacted], Sequence / DFO) to move forward to a second round
  - Following acceptance to the second round, [redacted] and Sequence / DFO remain highly engaged in due diligence
- **Bidders expected to complete their diligence and submit final bids on September 1st**
- **PWP has conducted a preliminary financial analysis of Spark based on management's financial forecast**
  - Preliminary financial analysis does not currently include discounted cash flow valuation, pending final input on certain cash flow assumptions from Spark management

Spark Analysis at Various Prices

		Unaffected	Current	Illustrative Equity Purchase Price per Share				
($ in millions, except per share data)		$17.33	$30.68	$28.00	$30.00	$32.00	$34.00	$36.00
Class A Equity Value	*92.906*	$1,610	$2,850	$2,601	$2,787	$2,973	$3,159	$3,345
Class B Equity Value	*42.660*	739	1,309	1,194	1,280	1,365	1,450	1,536
Restricted Stock Awards	*4.687*	81	144	131	141	150	159	169
Performance-based Stock Units[1]	*1.856*	32	57	52	56	59	63	67
FDSO Equity Value	*142.107*	$2,463	$4,360	$3,979	$4,263	$4,547	$4,832	$5,116
(+) Debt (6/30/26)		2,495	2,495	2,495	2,495	2,495	2,495	2,495
(–) Cash (6/30/26)		(184)	(184)	(184)	(184)	(184)	(184)	(184)
(+) Contingent / Deferred Consideration (6/30/26)[2]		539	539	539	539	539	539	539
(+) TRA Liability (6/30/26)[3]		145	145	145	145	145	145	145
Enterprise Value		**$5,457**	**$7,355**	**$6,974**	**$7,258**	**$7,542**	**$7,826**	**$8,111**
Implied Premium / (Discount) to:								
Current (8/28/26)	*$30.68*	(43.5%)	-	(8.7%)	(2.2%)	4.3%	10.8%	17.3%
Unaffected (6/17/26)	*17.33*	-	77.0%	61.6%	73.1%	84.7%	96.2%	107.7%
30-Day VWAP as of Unaffected Date (6/17/26)	*19.54*	(11.3%)	57.0%	43.3%	53.5%	63.7%	74.0%	84.2%
90-Day VWAP as of Unaffected Date (6/17/26)	*20.82*	(16.8%)	47.3%	34.5%	44.1%	53.7%	63.3%	72.9%
52 Week Low (2/13/26)	*16.50*	5.0%	85.9%	69.7%	81.8%	93.9%	106.1%	118.2%
52 Week High (9/08/25)	*32.37*	(46.5%)	(5.2%)	(13.5%)	(7.3%)	(1.1%)	5.0%	11.2%
Implied EV / EBITDA Multiples:[4]								
PF LTM Q2'26 Management Adj. EBITDA	*$370*[5]	14.7x	19.9x	18.8x	19.6x	20.4x	21.1x	21.9x
2026E Management Adj. EBITDA	*374*	14.6x	19.7x	18.7x	19.4x	20.2x	20.9x	21.7x
2027E Management Adj. EBITDA	*447*	12.2x	16.5x	15.6x	16.2x	16.9x	17.5x	18.1x
Implied P/E Multiples:[4]								
2026E Management Adj. Earnings	*$203*	12.2x	21.5x	19.6x	21.0x	22.5x	23.9x	25.3x
2027E Management Adj. Earnings	*262*	9.4x	16.6x	15.2x	16.2x	17.3x	18.4x	19.5x

[redacted] Initial Bid: $28.50

Sequence Initial Bid: $31.75

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, Preliminary Q2'26 Earnings Flash (VDR 2.49.1), Shareholder Analysis 8.18.26 (VDR 7.7.6), LRP (provided 8/26/26), FactSet as of 8/28/26

Note: Unaffected date of 6/17/26 represents last trading day prior to leak; (1) Represents PSUs vested to date and estimated units not yet determined by Spark Compensation Committee based on mid - target / superior; (2) Based on reported balance sheet figure for contingent payments and disclosed deferred payments to CAC, Capstone, and Obie; (3) Based on reported balance sheet figure for future TRA related payments; (4) Burdened by SBC expense; (5) Pro forma for acquisitions of CAC, Capstone, and Obie

Preliminary and Illustrative
Subject to Review and Refinement

Historical Total Shareholder Return

INDEXED TOTAL SHAREHOLDER RETURN | SINCE SPARK IPO(1)

	As of Current Date (8/28/26)				As of Unaffected Date (6/17/26)			
	Spark	Retail Brokers(2)	S&P 500	Russell 2000	Spark	Retail Brokers(2)	S&P 500	Russell 2000
6 Months	32%	6%	13%	13%	(27%)	(14%)	10%	17%
1 Year	(3%)	(5%)	20%	27%	(54%)	(22%)	26%	41%
3 Years	21%	10%	81%	66%	(29%)	2%	76%	63%
5 Years	(12%)	33%	83%	40%	(38%)	33%	91%	40%
Since Spark IPO	119%	111%	185%	110%	24%	79%	173%	105%



350%
300%
250%
200%
150%
100%
50%
0%
(50%)
Oct-19
Jul-20
Apr-21
Jan-22
Oct-22
Jul-23
Apr-24
Jan-25
Oct-25
Jul-26
Unaffected Date 6/17/26
185%
119%
111%
110%
Spark
Retail Brokers(2)
S&P 500
Russell 2000

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, FactSet as of 8/28/26
Note: Spark IPO date of 10/24/19; Unaffected date of 6/17/26 represents last trading day prior to leak; (1) Represents median total shareholder return performance for each group; (2) Includes AJG, AON, BRO, MRSH, and WTW

Spark Illustrative Unaffected Share Price Performance

Share Price Performance Since 6/1/26 | Indexed to Spark Share Price[1]


Indexed Share Price
Unaffected Date 6/17/26
Trading Volume (M)
$32.50
$30.00
$27.50
$25.00
$22.50
$20.00
$17.50
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
$30.68
$25.98
$20.65
$20.49
1-Jun
30-Jun
30-Jul
28-Aug
Spark
Retail Brokers[2]
S&P 500
Russell 2000
Spark Trading Volume

Illustrative Unaffected Spark Share Price
($ / % Return from Unaffected Date)

	Implied Spark Share Price	% Return from Unaffected Date
Current Spark Share Price	$30.68	77.0%
@ Retail Brokers Return[2]	$21.46	23.8%
Unaffected Spark Share Price (6/17/26)	$17.33	0.0%

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 8/28/26
Note: Unaffected date of 6/17/26 represents last trading day prior to leak; (1) Represents median indexed price for each group, rebasing to Spark's price as of 6/1/26; (2) Includes AJG, AON, BRO, MRSH, and WTW

Valuation Over Time

EV / NTM EBITDA[1] | LAST 4 YEARS[2]

	Spark	Retail Brokers[3]
Current (8/28/26)	14.9x	13.1x
Unaffected (6/17/26)	10.9x	11.8x
1 Year Mean (Current)	13.0x	13.0x
2 Years Mean (Current)	16.9x	14.9x
4 Years Mean (Current)	16.6x	15.4x


30.0x
21.6x
16.3x
15.0x
0.0x
Aug-22
Feb-23
Aug-23
Feb-24
Aug-24
Feb-25
Aug-25
Feb-26
Aug-26
Unaffected Date
6/17/26
14.9x
13.1x
Spark
Retail Brokers(3)

NTM P / E[1] | LAST 4 YEARS[2]

	Spark	Retail Brokers[3]
Current (8/28/26)	17.0x	17.3x
Unaffected (6/17/26)	9.7x	15.2x
1 Year Mean (Current)	15.6x	17.1x
2 Years Mean (Current)	22.4x	20.0x
4 Years Mean (Current)	24.2x	21.2x


40.0x
31.8x
22.5x
20.0x
0.0x
Aug-22
Feb-23
Aug-23
Feb-24
Aug-24
Feb-25
Aug-25
Feb-26
Aug-26
Unaffected Date
6/17/26
17.3x
17.0x
Spark
Retail Brokers(3)

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, Preliminary Q2'26 Earnings Flash (VDR 2.49.1), Shareholder Analysis 8.18.26 (VDR 7.7.6), FactSet as of 8/28/26

Note: (1) Enterprise value represents fully diluted equity value plus debt and non-controlling interest and less cash; Spark burdened by LTM SBC expense per company disclosure as proxy for NTM expense; (2) Represents median for each group; (3) Includes AJG, AON, BRO, MRSH, and WTW

Spark vs. Retail Broker Peers | Operating Benchmarking

($ in billions)


Spark
Retail Brokers
Market Cap:
$2.5 (unaffected) / $4.4 (current)
$92.8
$76.6
$69.8
$32.5
$24.7
2025A – 2027E Revenue CAGR
20.7%
OG: 7.2%(1)
21.6%
OG: 6.5%(1)
Median: 6.5%
OG Median: 5.3%
5.4%
5.3%
14.7%
OG: 5.5%(1)
6.5%
11.2%
OG: 2.3%(1)
2026E Organic Revenue Growth
4.2%(2)
4.3%
Median: 4.3%
4.3%
5.0%
5.5%
4.1%
1.1%
2026E EBITDA Margin
Reported
PF SBC Burden(3)
26.6%
22.1%
27.3%
22.9%
Median: 32.6%
28.6%
34.1%
32.6%
28.1%
35.2%
Management(4)
Consensus(5)
MARSH
AON
Gallagher
wtw
Brown & Brown

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, Shareholder Analysis 8.18.26 (VDR 7.7.6), LRP (provided 8/26/26), Spark Equity Research Models, FactSet as of 8/28/26

Note: (1) Average of 2025A – 2027E organic growth; (2) PF organic growth of 7.3%; (3) Spark burdened by 2026E SBC expense per the median of consensus estimates or Spark's LRP; (4) Represents Gross Revenue CAGR & Net EBITDA Margin; Reported EBITDA Margin of 22.6% & EBITDA Margin (burdened by SBC) of 18.8% on a gross basis; (5) Represents Gross Revenue CAGR & Net EBITDA Margin; Reported EBITDA Margin of 23.4% and EBITDA Margin (burdened by SBC) of 19.7% on a gross basis

Preliminary and Illustrative
Subject to Review and Refinement

Spark vs. Retail Broker Peers | Valuation Benchmarking

($ in billions)

	Spark (Unaffected) – Management[1]	Spark Current – Management[1]	Spark (Unaffected) – Consensus[1]	Spark Current – Consensus[1]	Retail Brokers – MARSH	Retail Brokers – AON	Retail Brokers – Gallagher	Retail Brokers – wtw	Retail Brokers – Brown & Brown	Retail Brokers Median
Market Cap:	*$2.5 (unaffected) / $4.4 (current)*				*$92.8*	*$76.6*	*$69.8*	*$32.5*	*$24.7*	
2026E EV / EBITDA Multiple	14.5x	19.7x	13.7x	18.6x	13.8x	14.9x	15.2x	12.8x	13.0x	Median: 13.8x
2027E EV / EBITDA Multiple	12.1x	16.5x	11.6x	15.7x	12.9x	13.8x	13.4x	11.8x	12.5x	Median: 12.9x
2026E P / E Multiple	12.5x	21.5x	11.4x	20.6x	18.4x	18.6x	20.3x	17.3x	16.4x	Median: 18.4x
2027E P / E Multiple	9.6x	16.6x	8.7x	15.9x	16.9x	16.6x	18.0x	14.9x	15.1x	Median: 16.6x

Source: Company filings, Preliminary Q2'26 Earnings Flash (VDR 2.49.1), Shareholder Analysis 8.18.26 (VDR 7.7.6), LRP (provided 8/26/26), Spark Equity Research Models, FactSet as of 8/28/26

Note: Enterprise value include(s) equity value, net debt, contingent / deferred consideration, & TRA liabilities if applicable; (1) 142.107M FDSO includes estimated PSUs not yet determined by Spark Compensation Committee based on mid - target / superior; unaffected date of 6/17/26 represents last trading day prior to leak; burdened by SBC expense

P / W / P
PERELLA WEINBERG PARTNERS

Preliminary and Illustrative
Subject to Review and Refinement

Overview of Key Spark Financial Projections

Financial forecast provided by Spark management and approved for use by PWP

	Spark Management
General	▪ Five-year (2027 – 2031) LRP on standalone, public company basis; single management case, no upside / downside ▪ 2026 based on bottoms-up, annual budgeting process and updated based on H1 2026 actual results ▪ P&L built on segment-level basis which rolls into consolidated forecast
Revenue	▪ ~10% gross revenue CAGR (2027 – 2031) in-line with historical growth and driven by continued organic growth across IAS, MIS and UCTS segments – IAS organic growth increased from ~5% (2026) to ~8% (2031) – UCTS organic growth decreased from ~17% (2026) to ~13% (2031) – MIS organic growth increased from ~5% (2026) to ~9% (2031) ▪ GDP growth used as a proxy for rate and exposure, with a long-term assumption in the ~1% to ~3% range
Expenses / Margin	▪ Management reported Adj. EBITDA (burdened by SBC) margin expansion of ~600 bps over projection period, driven primarily by operating leverage and the Catalyst Initiative role transformation program – Investment required for transformation program largely completed by 2026 ▪ Compensation expense grows at ~50% of revenue growth, subject to minimum increase of~4% for merit, cost-of-living, and modest net hiring
Cash Flow	▪ CapEx declines from ~8% of revenue historically toward ~1% by 2031 as major investments completed by 2026 ▪ Net working capital and other non-recurring expenses assumed to scale with net revenue, with no further optimization assumed ▪ Reflects management-provided cash flow assumptions, including existing earnout and deferred consideration for prior acquisitions ▪ Projections exclude any future M&A activity
Tax	▪ Cash tax assumptions being finalized by management and have been excluded from this analysis

P / W / P
PERELLA WEINBERG PARTNERS

Source: Spark Management, LRP (provided 8/26/26)

Summary of Spark Historical & Projected Financials

Historical financials based on actual performance including acquisitions as realized; forecast based on Spark management projections and approved for use by PWP

SPARK GROSS REVENUE ($M)

	2023A	2024A	2025A	2026E	2027E	2028E	2029E	2030E	2031E
Total Growth:	*24.3%*	*13.9%*	*8.4%*	*32.3%*	*10.2%*	*9.6%*	*10.0%*	*10.0%*	*9.6%*
Organic Growth:	*19.1%*	*16.7%*	*7.3%*	*4.2%*	*10.2%*	*9.6%*	*10.0%*	*10.0%*	*9.6%*


Includes ~$400M revenue from CAC, Obie, & Capstone acquisitions
'23A – '26E CAGR: 17.8%
'27E – '31E CAGR: 9.8%
$1,219
$1,389
$1,505
$1,991
$2,194
$2,405
$2,644
$2,908
$3,188
2023A
2024A
2025A
2026E
2027E
2028E
2029E
2030E
2031E

SPARK ADJUSTED EBITDA ($M)

	2023A	2024A	2025A	2026E	2027E	2028E	2029E	2030E	2031E	
Margin (incl. SBC):	*20.5%*	*22.5%*	*22.7%*	*22.6%*	*23.5%*	*24.5%*	*25.8%*	*26.6%*	*27.5%*	***+490bps***
Margin (excl. SBC):	*15.9%*	*17.7%*	*17.9%*	*18.8%*	*20.4%*	*21.5%*	*22.9%*	*23.8%*	*24.8%*	***+600bps***
										Since 2026E


Adj. EBITDA (incl. SBC)
Adj. EBITDA (excl. SBC)
'23A – '26E CAGR: 21.7%
'27E – '31E CAGR: 14.3%
$250
194
$312
246
$341
270
$450
374
$515
447
$588
516
$681
604
$775
693
$877
790
2023A
2024A
2025A
2026E
2027E
2028E
2029E
2030E
2031E

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, LRP (provided 8/26/26)

Preliminary and Illustrative
Subject to Review and Refinement

Spark Preliminary Valuation Summary

($ in millions, except per share data)

Unaffected Price: $17.33 | Current Price: $30.68

Methodology			Metric	Implied Price per Share Valuation Range	Commentary
Publicly Traded Comparables Analysis	EV / EBITDA	12.5x - 14.5x 2026E Mgmt. Adj. EBITDA	$374 (1)	$11.80 – $17.10	▪ Based on key retail broker peers ▪ Spark EBITDA / earnings burdened by stock-based compensation
		12.0x - 14.0x 2027E Mgmt. Adj. EBITDA	$447 (1)	$16.70 – $23.00	
	P / E	17.0x - 20.0x 2026E Mgmt. Adj. Earnings	$203 (1)	$24.20 – $28.50	
		15.0x - 18.0x 2027E Mgmt. Adj. Earnings	$262 (1)	$27.70 – $33.20	
Precedent Transactions Analysis		14.5x - 16.5x EV / PF LTM Q2'26 Mgmt. Adj. EBITDA	$370 (1)	$16.70 – $21.90	▪ Based on selected precedent transactions ▪ EBITDA burdened by stock-based compensation
For Reference Only	52-Week Trading Range	52-Week High at 09/08/2025 52-Week Low at 02/16/2026	52-Week High - $32.37 52-Week Low - $16.50	$16.50 – $32.40	
	Analyst Price Targets Range	High from Broker A at 7/31/26 Low from Broker I at 7/30/26	High - $38.00 Low - $26.00	$26.00 – $38.00	

[redacted] Initial Bid: $28.50 | Sequence Initial Bid: $31.75

Source: Company filings, Preliminary Q2'26 Earnings Flash (VDR 2.49.1), Shareholder Analysis 8.18.26 (VDR 7.7.6), LRP (provided 8/26/26), Spark Equity Research Models, FactSet as of 8/28/26

Note: Equity value adjusted for $2,495M debt, $184M cash, $539M contingent / deferred consideration, and $145M future nominal TRA-related payments for already exchanged LLC units based on balance sheet as of 6/30/26; price per share assumes fully diluted shares of 142.107M, including estimated PSUs not yet determined by Spark Compensation Committee based on mid - target / superior; implied price per share rounded to $0.10; (1) Burdened by SBC

P / W / P
PERELLA WEINBERG PARTNERS

Preliminary and Illustrative
Subject to Review and Refinement

Selected Precedent Transactions

Ann. Date	Acquiror	Target	Enterprise Value ($M)	Consideration (% Cash / % Stock)	EV / LTM EBITDA	Run-Rate Synergies ($M)	EV / LTM EBITDA w/ RR Synergies
12/10/25	WTW	Newfront	$1,300 (1)	69% / 31%	21.7x (2)	$35	13.7x
12/2/25	Baldwin	CAC	1,096 (3)	40% / 60%	15.7x (4)	60	8.4x
6/10/25	Brown & Brown	Accession Risk (Risk Strategies)	9,825	86% / 14%	16.4x (5)	150	13.1x
12/9/24	Arthur J. Gallagher	AssuredPartners	13,450	100% / 0%	14.3x (6)	160	12.2x
3/9/20	Aon	WTW	34,888	0% / 100%	15.2x	800	11.3x
9/18/18	Marsh & McLennan	Jardine Lloyd Thompson	6,395 (7)	100% / 0%	19.6x	250	11.1x (8)
6/30/15	Willis Group Holdings	Towers Watson	8,791 (9)	8% / 92%	11.3x	113	9.9x
7/12/10	Aon	Hewitt Associates	4,900	50% / 50%	8.8x	355	5.4x
8/22/08	Aon	Benfield Group	1,767 (10)	100% / 0%	13.7x (11)	122	7.0x
6/8/08	Willis Group Holdings	Hilb Rogal & Hobbs	1,974	50% / 50%	10.9x	140	6.2x
2/26/07	Apax & MS Principal Investments	Hub International	1,803 (12)	100% / 0%	12.3x	NA	NA
1/16/07	Goldman Sachs Capital Partners	USI Holdings	1,300	100% / 0%	12.0x	NA	NA
				Median	**14.0x**	**$145**	**10.5x**
				Mean	**14.3x**	**$218**	**9.8x**

Source: Company filings, FactSet
Note: EBITDA burdened by stock-based compensation except for Baldwin / CAC
(1) Includes $250M deferred consideration; (2) Represents 2025E PF Adj. EBITDA; (3) Includes $70M deferred consideration; (4) Represents 2025E PF Adj. EBITDA; (5) Represents 2024 PF Adj. EBITDA; (6) Represents PF Adj. EBITDAC; (7) Converted from GBP to USD at the 1.315 spot rate on 9/17/18; (8) Converted run-rate synergies of $250M from USD to GBP at the 0.760 spot rate on 9/17/18; (9) Represents amended offer as of 11/19/15, includes $10.00/share special dividend; (10) Converted from GBP to USD at the 1.876 spot rate on 8/21/08; (11) Represents Group Trading Result; (12) Represents amended offer of $41.50/share as of 3/23/07

P / W / P
PERELLA WEINBERG PARTNERS

Preliminary and Illustrative
Subject to Review and Refinement

Appendix

P / W / P
PERELLA WEINBERG PARTNERS

Preliminary and Illustrative
Subject to Review and Refinement

Selected Public Comparables

Company	Market Cap ($M)	Enterprise Value ($M)	Stock Price Current	Stock Price LTM Δ	EV / EBITDA[1] 2026E	EV / EBITDA[1] 2027E	P / E[1] 2026E	P / E[1] 2027E	Rev CAGR 2025A - 2027E	Organic Growth 2026E	EBITDA Margin 2026E	Net Debt / 2026E EBITDA
Spark (Current)												
Management	$4,360	$7,355	$30.68	(2.9%)	19.7x	16.5x	21.5x	16.6x	20.7%	4.2%	22.1% [3]	5.1x
Consensus	4,360	7,355	30.68	(2.9%)	18.6x	15.7x	20.6x	15.9x	21.6%	4.3%	22.9% [3]	4.9x
Spark (Unaffected)[2]												
Management (Unaffected)[2]	$2,527	$5,414	$17.33	(54.3%)	14.5x	12.1x	12.5x	9.6x	20.7%	4.2%	22.1% [3]	4.9x
Consensus (Unaffected)[2]	2,527	5,414	17.33	(54.3%)	13.7x	11.6x	11.4x	8.7x	21.2%	5.9%	22.9% [3]	4.7x
Retail Brokers												
Marsh	$92,816	$112,308	$192.64	(6.7%)	13.8x	12.9x	18.4x	16.9x	5.4%	4.3%	28.6%	2.3x
Aon	76,622	90,776	355.40	(3.0%)	14.9x	13.8x	18.6x	16.6x	5.3%	5.0%	34.1%	2.3x
Arthur J. Gallagher	69,798	82,431	267.56	(10.7%)	15.2x	13.4x	20.3x	18.0x	14.7%	5.5%	32.6%	2.2x
Willis Towers Watson	32,512	37,574	343.75	5.2%	12.8x	11.8x	17.3x	14.9x	6.5%	4.1%	28.1%	1.7x
Brown & Brown	24,741	31,917	73.31	(23.8%)	13.0x	12.5x	16.4x	15.1x	11.2%	1.1%	35.2%	2.8x
Retail Brokers Median				**(6.7%)**	**13.8x**	**12.9x**	**18.4x**	**16.6x**	**6.5%**	**4.3%**	**32.6%**	**2.3x**
Retail Brokers Mean				**(7.8%)**	**13.9x**	**12.9x**	**18.2x**	**16.3x**	**8.6%**	**4.0%**	**31.7%**	**2.3x**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, Preliminary Q2'26 Earnings Flash (VDR 2.49.1), Shareholder Analysis 8.18.26 (VDR 7.7.6), LRP (provided 8/26/26), Spark Equity Research Models, FactSet as of 8/28/26

Note: Enterprise value include(s) equity value, net debt, contingent / deferred consideration, and TRA liabilities if applicable; fully diluted shares of 142.107M includes estimated PSUs not yet determined by Spark Compensation Committee based on mid - target / superior; (1) Spark burdened by 2026E / 2027E SBC expense; (2) Unaffected date of 6/17/26 represents last trading day prior to leak; (3) Represents Net EBITDA Margin burdened by SBC

Preliminary and Illustrative
Subject to Review and Refinement

Adjusted EBITDA Comparison | Stock-Based Compensation Adjustment

- Spark reports Adj. EBITDA by adding back stock-based compensation while Retail Brokers burden their Adj. EBITDA with stock-based compensation expense
  - Spark's stock-based compensation expense accounts for 19% of its Q2'26 LTM Adj. EBITDA
- To normalize the comparison of Adjusted EBITDA between Spark and the Retail Brokers, we have burdened Spark's adjusted EBITDA with its stock-based compensation expense

STOCK-BASED COMPENSATION AS % OF ADJ. EBITDA | Q2'26 LTM



Spark
Retail Brokers
Adj. EBITDA
$396M
$7.9B
$6.0B
$5.0B
$2.8B
$2.4B
$75M
19%
$321M SBC-burdened Adj. EBITDA
81%
100%
100%
100%
100%
100%
Reported
MARSH (1)
AON (2)
Gallagher
wtw
Brown & Brown
Reported EBITDA + Adjustments
Stock-Based Compensation

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings
Note: (1) Represents adjusted operating income, adding back depreciation & amortization; (2) Represents adjusted operating income, adding back depreciation

Preliminary and Illustrative
Subject to Review and Refinement

Summary of Spark Research Analyst Valuation

CURRENT ESTIMATES BY RESEARCH ANALYST

Ranked by Current Target Price

Broker	Report Date	Target Price: Unaffected Date [1]	Target Price: Current	Premium / (Discount): Unaffected Target to Unaffected Price [1]	Premium / (Discount): Current Target to Current Price	Broker Recommendation	Valuation Methodologies
Broker A	7/31/2026	$36.00	$38.00	107.7%	23.9%	Buy	P / '28E EPS
Broker B	8/25/2026	37.00	37.00	113.5%	20.6%	Buy	P / E; DCF
Broker C	8/3/2026	35.00	37.00	102.0%	20.6%	Buy	EV / EBITDA
Broker D	8/10/2026	30.00	34.00	73.1%	10.8%	Buy	EV / '27E EBITDA
Broker E	7/31/2026	26.00	31.00	50.0%	1.0%	Buy	EV / '27E EBITDA
Broker F	8/18/2026	25.00	30.00	44.3%	(2.2%)	Buy	P / '28E EPS
Broker G	8/5/2026	25.00	29.00	44.3%	(5.5%)	Hold	75% EV / NTM EBITDA, 25% P / NTM Cash EPS
Broker H	7/31/2026	24.00	28.00	38.5%	(8.7%)	Hold	50% EV / EBITDA; 50% P / E
Broker I	7/30/2026	23.00	26.00	32.7%	(15.3%)	Hold	EV / '27E EBITDA
Broker J	8/10/2026	NA	NA	NA	NA	Hold	NA
Broker K	7/31/2026	NA	NA	NA	NA	Buy	NA
Median		**$26.00**	**$31.00**	**50.0%**	**1.0%**		

HISTORICAL WALL STREET RESEARCH ANALYST RECOMMENDATIONS (CONSENSUS)



# of Brokers:
Aug-25: 10; 10%; 30%; $40.50; $31.67; 60%
Sep-25: 10; 10%; 30%; $40.50; $28.21; 60%
Oct-25: 10; 10%; 40%; $35.50; $22.10; 50%
Nov-25: 10; 10%; 40%; $34.00; $28.51; 50%
Dec-25: 10; 50%; $33.50; $24.03; 50%
Jan-26: 10; 50%; $34.00; $21.92; 50%
Feb-26: 11; 45%; $30.00; $23.23; 55%
Mar-26: 11; 45%; $29.00; $21.94; 55%
Apr-26: 11; 45%; $26.00; $22.72; 55%
May-26: 11; 45%; $26.00; $19.42; 55%
Unaffected Date 6/17/26
Jun-26: 11; 36%; $28.00; $26.58; 64%
Jul-26: 11; 36%; $30.00; $27.74; 64%
Current: 11; 36%; $31.00; $30.68; 64%
Buy
Hold
Sell
Price Target
End of Month Share Price

P / W / P
PERELLA WEINBERG PARTNERS

Source: Spark Equity Research Models, FactSet as of 8/28/26
Note: (1) Unaffected date of 6/17/26 represents last trading day prior to leak

Preliminary and Illustrative
Subject to Review and Refinement

Summary of Spark Research Analyst Key Financial Estimates

Ranked by Model Date

		2026E					2027E				
		Adj. EBITDA ($M)		Adj. EPS ($)			Adj. EBITDA ($M)		Adj. EPS ($)		
Analyst	**Model Date**	**Pre-SBC**	**Post-SBC**	**Pre-SBC**	**Post-SBC**	**SBC ($M)**	**Pre-SBC**	**Post-SBC**	**Pre-SBC**	**Post-SBC**	**SBC ($M)**
Broker B	8/25/2026	$467	$393	$2.05	$1.54	$74	$562	$478	$2.54	$1.96	$84
Broker F	8/18/2026	477	388	1.99	1.38	89	543	418	2.39	1.53	124
Broker J	8/10/2026	470	398	2.00	1.48	73	549	469	2.50	1.93	80
Broker D	8/10/2026	462	385	1.95	1.41	76	508	422	2.25	1.64	86
Broker G	8/5/2026	466	389	2.00	1.46	77	549	458	2.55	1.92	91
Broker C	8/3/2026	473	412	2.00	1.57	61	567	506	2.55	2.12	61
Broker A	7/31/2026	465	398	1.99	1.51	66	583	512	2.70	2.19	70
Broker H	7/31/2026	475	402	2.01	1.49	74	562	482	2.50	1.93	80
Broker I	7/30/2026	469	397	2.08	1.57	73	555	469	2.60	1.99	86
Broker E	7/30/2026	475	389	2.01	1.41	86	530	435	2.36	1.68	96
Broker K	7/30/2026	470	395	2.03	1.50	75	536	437	2.37	1.69	99
Median		**$470**	**$395**	**$2.00**	**$1.49**	**$74**	**$549**	**$469**	**$2.50**	**$1.93**	**$86**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Spark Equity Research Models

Preliminary and Illustrative
Subject to Review and Refinement

Summary of Spark Research Analyst Organic Growth Estimates

Ranked by Model Date

Analyst	Model Date	Organic Growth 2026E	Organic Growth 2027E	Organic Growth 2028E
Broker B	8/25/2026	4.4%	8.3%	N/A
Broker F	8/18/2026	4.7%	10.4%	9.8%
Broker J	8/10/2026	4.3%	8.0%	8.0%
Broker D	8/10/2026	3.8%	6.7%	6.1%
Broker G	8/5/2026	4.0%	7.4%	6.8%
Broker C	8/3/2026	4.6%	10.0%	10.0%
Broker A	7/31/2026	3.8%	7.8%	7.2%
Broker H	7/31/2026	4.3%	8.9%	8.7%
Broker I	7/30/2026	4.2%	7.8%	9.2%
Broker E	7/30/2026	4.5%	7.6%	8.6%
Broker K	7/30/2026	4.0%	9.6%	N/A
Median		**4.3%**	**8.0%**	**8.6%**
Spark Management Estimates		**4.2%**	**10.2%**	**9.6%**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Spark Equity Research Models, LRP (provided 8/26/26)

Premiums Paid to Unaffected Price | Last 10 Years

TAKE-PRIVATE TRANSACTIONS WITH VALUE BETWEEN $3 – $8B | CASH ONLY CONSIDERATION


Transactions
7
8
7
3
16
16
11
12
6
10
Mean
Median
Mean: 32%
Median: 28%
18% 18%
24% 23%
32% 25%
43% 52%
32% 29%
45% 37%
32% 29%
26% 24%
39% 30%
30% 26%
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 YTD

ALL TAKE-PRIVATE TRANSACTIONS | CASH ONLY CONSIDERATION


Transactions
42
45
41
32
54
56
49
53
56
48
Mean
Median
Mean: 41%
Median: 32%
26% 19%
37% 25%
32% 26%
43% 31%
42% 37%
50% 39%
43% 36%
41% 36%
49% 40%
39% 34%
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 YTD

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 8/28/26

Note: Represents closed or pending take-private transactions for publicly listed U.S. targets with announcement dates between 2017 – 2026 YTD; excludes transactions with negative premiums or premiums over 150%; all transactions category represents announced transaction value over $100M; take-privates primarily consist of cash-only transactions with 0 stock / mixed transactions between $3 – $8B and 8 for all transactions cumulatively over the last ten years

Preliminary and Illustrative
Subject to Review and Refinement

Annual Ranges of Premiums Paid | Last 10 Years

PREMIUM PAID TO UNAFFECTED PRICE OF TAKE-PRIVATE TRANSACTIONS | CASH ONLY CONSIDERATION

Blue Represents Transactions for $3 – $8B
Grey Represents All Transactions

Represents 1st Quartile and 3rd Quartile
Represents Median



2017
24%
18%
17%
33%
19%
13%
2018
33%
23%
13%
50%
25%
17%
2019
52%
25%
17%
38%
26%
18%
2020
59%
52%
19%
64%
31%
19%
2021
45%
29%
21%
54%
37%
24%
2022
53%
37%
19%
64%
39%
26%
2023
52%
29%
15%
59%
36%
18%
2024
35%
24%
19%
55%
36%
22%
2025
56%
30%
21%
62%
40%
26%
2026 YTD
45%
26%
15%
51%
34%
17%

Transactions

	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026 YTD
$3 – 8bn	7	8	7	3	16	16	11	12	6	10
All	42	45	41	32	54	56	49	53	56	48

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 8/28/26
Note: Represents closed or pending take-private transactions for publicly listed U.S. targets with announcement dates between 2017 – 2026 YTD; excludes transactions with negative premiums or premiums over 150%; all transactions category represents announced transaction value over $100M; take-privates primarily consist of cash-only transactions with 0 stock / mixed transactions between $3 – $8B and 8 for all transactions cumulatively over the last ten years

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Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction.

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